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                                                            Exhibit 23.4







                         INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this registration statement of Republic Industries, Inc. of our report dated September 19, 1997, except for Note 15 as to which the date is October 31, 1997 on the combined financial statements of Quinlan Automotive Group included in Republic Industries, Inc.'s Form 8-K dated February 20, 1998 and to all references to our Firm included in this registration statement.






CROWE CHIZEK AND COMPANY LLP

Fort Lauderdale, Florida
  June 10, 1998.